Exhibit 99.1

Teradyne Reports Third Quarter 2012 Results

Q3’12 revenue of $463 million, down 15% from Q2’12 and up 35% from Q3’11

Q3’12 diluted non-GAAP income from continuing operations of $0.53 per share, down 31% from $0.77 per share in Q2’12 and up 51% from $0.35 per share in Q3’11. Q3’12 diluted GAAP income from continuing operations of $0.39 per share

Q3’12 orders of $231 million, down 61% from Q2’12 and down 4% from Q3’11

Q4’12 guidance: Revenue of $235 million to $260 million; Diluted non-GAAP income (loss) from continuing operations of ($0.04) to $0.05 per share; Diluted GAAP loss from continuing operations of ($0.12) to ($0.05) per share

NORTH READING, Mass. – October 24, 2012 – Teradyne, Inc. (NYSE: TER) reported revenue of $463 million for the third quarter of 2012 of which $310 million was in Semiconductor Test, $119 million in LitePoint Wireless Test and $34 million in Systems Test. On a non-GAAP basis, Teradyne’s income from continuing operations in the third quarter was $108.4 million, or $0.53 per diluted share, which excluded acquired intangible asset amortization, non-cash convertible debt interest, and included income taxes on a cash basis. GAAP income from continuing operations for the third quarter was $88.6 million, or $0.39 per diluted share.

“We delivered sales and earnings above our forecast in the third quarter driven by strong demand in the mobility market for both Semiconductor Test and LitePoint products,” said Mike Bradley, President and CEO. “While the seasonal slowdown in new orders was amplified by worldwide economic concerns, we are on track to deliver full year revenue growth of 15% or more in 2012.”

Bookings in the third quarter of 2012 were $231 million of which $154 million were in Semiconductor Test, $52 million in LitePoint Wireless Test and $25 million in Systems Test.

Guidance for the fourth quarter of 2012 is for revenue of $235 million to $260 million, with non-GAAP income (loss) from continuing operations per diluted share of ($0.04) to $0.05 and GAAP loss from continuing operations per diluted share of ($0.12) to ($0.05). Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest, and includes income taxes on a cash basis.

Webcast

A conference call to discuss the third quarter of 2012 results, along with management’s business outlook is scheduled at 10 a.m. EDT, Thursday, October 25, 2012. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 41127437. A replay will also be available on the Teradyne website www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through November 11, 2012.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP income from continuing operations exclude acquired intangible asset amortization, non-cash convertible debt interest, fair value inventory step-up related to LitePoint, pension and post retirement actuarial gains and losses, and restructuring and other net, and include income taxes on a cash basis. GAAP requires that these items be included in determining income from operations and income from continuing operations. Non-GAAP income from operations, non-GAAP income from continuing operations, non-GAAP income from operations and non-GAAP income from continuing operations as a percentage of revenue, and non-GAAP income from continuing operations per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes charges related to the fair value inventory step-up recorded as part of acquisition purchase accounting and pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2011, Teradyne had sales of $1.4 billion and currently employs approximately 3,600 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the period ended July 1, 2012. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2012

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended				Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011		September 30, 2012	October 2, 2011
Net Revenues	$463,394	$548,284	$344,389		$1,408,346	$1,132,069
Cost of Revenues (2)	203,194	238,778	174,015	(1)	647,714	554,125	(1)

Gross Profit	260,200	309,506	170,374		760,632	577,944

Operating Expenses:
Engineering and Development	63,055	66,532	45,896	(1)	189,722	141,432	(1)
Selling and Administrative	69,921	73,366	54,775	(1)	211,064	170,386	(1)
Acquired Intangible Asset Amortization	18,429	18,429	6,754		55,287	21,336
Restructuring and Other, net (3)	683	(6,262)	1,465		(7,404)	3,157

Operating Expenses	152,088	152,065	108,890		448,669	336,311

Income from Operations	108,112	157,441	61,484		311,963	241,633
Interest & Other (4)	(5,087)	(5,449)	(3,019)		(15,702)	(11,821)

Income from Continuing Operations Before Income Taxes	103,025	151,992	58,465		296,261	229,812
Income Tax Provision	14,384	40,605	1,759		62,669	15,084

Income from Continuing Operations	88,641	111,387	56,706		233,592	214,728

Income from Discontinued Operations Before Income Taxes (5)	—	—	—		—	1,436
Income Tax (Benefit)	—	—	—		—	(267)

Income from Discontinued Operations	—	—	—		—	1,703
Gain on Disposal of Discontinued Operations (net of income tax provision of $4,578)	—	—	—		—	24,371

Net Income	$88,641	$111,387	$56,706		$233,592	$240,802

Income per Common Share from Continuing Operations:
Basic	$0.47	$0.60	$0.31		$1.25	$1.16

Diluted	$0.39	$0.49	$0.26		$1.02	$0.94

Net Income per Common Share:
Basic	$0.47	$0.60	$0.31		$1.25	$1.30

Diluted	$0.39	$0.49	$0.26		$1.02	$1.06

Weighted Average Common Shares - Basic	187,364	186,573	185,102		186,592	185,063

Weighted Average Common Shares - Diluted (6)	229,210	229,646	221,892		230,003	228,141

Net Orders	$230,794	$591,703	$239,500		$1,280,579	$1,007,747

(1)	In the first quarter of 2012, we elected to change our accounting method from delayed recognition of gains and losses for our defined benefit pension plans and other post retirement benefit plans to immediate recognition. We have applied these changes retrospectively, as required, and the adjusted amounts are shown above. Below are the amounts as originally reported:

	Quarter Ended October 2, 2011	Nine Months Ended October 2, 2011
Cost of Revenues	$174,544	$554,729
Engineering and Development	46,799	142,169
Selling and Administrative	55,304	171,014

Income per Common Share from Continuing Operations:
Basic	$0.30	$1.15
Diluted	$0.25	$0.93

(2)	Cost of Revenues includes:

	Quarter Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Provision for Excess and Obsolete Inventory	$5,481	$9,353	$4,413	$16,408	$10,756
Sale of Previously Written Down Inventory	(651)	—	(1,455)	(3,170)	(5,241)
Inventory Step-Up	—	1,218	—	6,089	—

	$4,830	$10,571	$2,958	$19,327	$5,515

(3)	Restructuring and Other, net consists of:

	Quarter Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Employee Severance	$683	$286	$137	$1,002	$1,325
Contingent Consideration Fair Value Adjustment	—	(6,548)	—	(8,406)	—
Acquisition Costs	—	—	1,328	—	1,328
Non-U.S. Pension Settlement	—	—	—	—	935
Facility Related	—	—	—	—	(431)

	$683	$(6,262)	$1,465	$(7,404)	$3,157

(4)	Interest & Other includes:

	Quarter Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Non-Cash Convertible Debt Interest	$3,506	$3,389	$3,059	$10,170	$8,874

(5)	On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation for a gain of $24.4 million. The results for the discontinued business unit have been included within discontinued operations for all periods presented.

(6)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended September 30, 2012, July 1, 2012 and October 2, 2011, and nine months ended September 30, 2012 and October 2, 2011, 21.9 million, 22.3 million, 19.5 million, 22.4 million and 21.9 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 30, 2012	December 31, 2011
Assets
Cash and Cash Equivalents	$485,692	$573,736
Marketable Securities	344,850	96,502
Accounts Receivable	205,464	129,330
Inventories (1)	134,757	160,063
Deferred Tax Assets	58,517	53,948
Prepayments and Other Current Assets	81,987	86,308

Total Current Assets	1,311,267	1,099,887

Net Property, Plant and Equipment	261,118	232,207
Long-Term Marketable Securities	178,281	84,407
Retirement Plan Assets	7,711	8,840
Intangible Assets	337,688	392,975
Goodwill	349,373	352,778
Other Assets	17,853	17,545

Total Assets	$2,463,291	$2,188,639

Liabilities
Accounts Payable	$74,187	$69,842
Accrued Employees’ Compensation and Withholdings	78,929	90,427
Deferred Revenue and Customer Advances	70,968	78,670
Contingent Consideration	16,513	68,892
Other Accrued Liabilities	61,220	62,420
Income Taxes Payable	43,573	860
Current Debt	3,863	2,573

Total Current Liabilities	349,253	373,684

Long-Term Deferred Revenue and Customer Advances	30,592	33,541
Retirement Plan Liabilities	80,504	76,638
Deferred Tax Liabilities	30,932	16,049
Other Long-Term Liabilities	19,211	23,711
Long-Term Debt	167,556	159,956

Total Liabilities	678,048	683,579

Shareholders’ Equity	1,785,243	1,505,060

Total Liabilities and Shareholders’ Equity	$2,463,291	$2,188,639

(1)	As of December 31, 2011, Inventories included approximately $6.1 million of LitePoint inventory step-up.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Cash flows from operating activities:
Net income	$88,641	$56,706	$233,592	$240,802
Less: Income from discontinued operations	—	—	—	1,703
Less: Gain on disposal of discontinued operations	—	—	—	24,371

Income from continuing operations	88,641	56,706	233,592	214,728
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	14,234	12,781	39,812	38,426
Amortization	22,046	10,022	65,790	30,838
Stock-based compensation	9,238	7,832	30,634	22,514
Deferred taxes	(8,861)	(412)	7,076	(412)
Provision for excess and obsolete inventory	5,481	4,413	16,408	10,756
Retirement plans actuarial losses	1,937	—	4,991	4,203
Inventory step-up	—	—	6,089	—
Contingent consideration adjustment	—	—	(8,406)	—
Tax benefit related to stock options and restricted stock units	—	3,717	(7,600)	—
Other	(312)	644	(750)	2,328
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	140,660	64,300	(76,134)	25,233
Inventories	3,624	13,972	25,070	(1,034)
Other assets	2,251	(3,209)	7,278	(13,553)
Deferred revenue and customer advances	(4,453)	(29,965)	(10,651)	(58,304)
Accounts payable and accrued expenses	(44,740)	(38,208)	(17,600)	(47,483)
Retirement plan contributions	(1,129)	(1,148)	(3,679)	(6,393)
Accrued income taxes	20,355	(8,470)	50,313	(3,064)

Net cash provided by continuing operations	248,972	92,975	362,233	218,783
Net cash used for discontinued operations	—	—	—	(4,225)

Net cash provided by operating activities	248,972	92,975	362,233	214,558

Cash flows from investing activities:
Purchases of property, plant and equipment	(33,328)	(22,156)	(91,132)	(66,623)
Purchases of available-for-sale marketable securities	(356,286)	(94,720)	(513,057)	(593,261)
Proceeds from maturities of available-for-sale marketable securities	43,230	119,272	102,635	485,416
Proceeds from sales of available-for-sale marketable securities	31,222	573,106	70,937	627,439

Net cash (used for) provided by continuing operations	(315,162)	575,502	(430,617)	452,971
Net cash provided by discontinued operations	—	—	—	39,062

Net cash (used for) provided by investing activities	(315,162)	575,502	(430,617)	492,033

Cash flows from financing activities:
Issuance of common stock	975	164	17,959	17,216
Tax benefit related to stock options and restricted stock units	—	(3,717)	7,600	—
Payments of long-term debt	—	(1,296)	(1,246)	(2,518)
Payments of contingent consideration	(38,149)	—	(43,973)	—
Repurchase of common stock	—	(23,863)	—	(23,863)

Net cash used for financing activities	(37,174)	(28,712)	(19,660)	(9,165)

(Decrease) Increase in cash and cash equivalents	(103,364)	639,765	(88,044)	697,426
Cash and cash equivalents at beginning of period	589,056	455,398	573,736	397,737

Cash and cash equivalents at end of period	$485,692	$1,095,163	$485,692	$1,095,163

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	September 30, 2012	% of Net Revenues			July 1, 2012	% of Net Revenues			October 2, 2011	% of Net Revenues

Net Revenues	$463.4				$548.3				$344.4
Gross Profit —GAAP	$260.2	56.2%			$309.5	56.4%			$170.4	49.5%
Inventory Step-Up	—	—			1.2	0.2%			—	—
Pension Mark-to-Market adjustments (1)	0.4	0.1%			0.8	0.1%			—	—

Gross Profit —Non-GAAP	$260.6	56.2%			$311.5	56.8%			$170.4	49.5%

Income from Operations—GAAP	$108.1	23.3%			$157.4	28.7%			$61.5	17.9%
Acquired intangible asset amortization	18.4	4.0%			18.4	3.4%			6.8	2.0%
Pension Mark-to-Market adjustments (1)	1.9	0.4%			3.1	0.6%			—	—
Restructuring and other, net (2)	0.7	0.2%			(6.3)	-1.1%			1.5	0.4%
Inventory Step-Up	—	—			1.2	0.2%			—	—

Income from Operations—non-GAAP	$129.1	27.9%			$173.8	31.7%			$69.8	20.3%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	September 30, 2012	% of Net Revenues	Basic	Diluted	July 1, 2012	% of Net Revenues	Basic	Diluted	October 2, 2011	% of Net Revenues	Basic	Diluted
Income from Continuing Operations—GAAP	$88.6	19.1%	$0.47	$0.39	$111.4	20.3%	$0.60	$0.49	$56.7	16.5%	$0.31	$0.26
Income Tax adjustment (3)	(4.7)	-1.0%	(0.03)	(0.02)	25.1	4.6%	0.13	0.12	—	—	—	—
Acquired intangible asset amortization	18.4	4.0%	0.10	0.09	18.4	3.4%	0.10	0.09	6.8	2.0%	0.04	0.03
Interest and other (4)	3.5	0.8%	0.02	0.02	3.4	0.6%	0.02	0.02	3.1	0.9%	0.02	0.02
Pension Mark-to-Market adjustments (1)	1.9	0.4%	0.01	0.01	3.1	0.6%	0.02	0.01	—	—	—	—
Restructuring and other, net (2)	0.7	0.2%	0.00	0.00	(6.3)	-1.1%	(0.03)	(0.03)	1.5	0.4%	0.01	0.01
Inventory Step-Up	—	—	—	—	1.2	0.2%	0.01	0.01	—	—	—	—
Convertible share adjustment (5)	—	—	—	0.04	—	—	—	0.06	—	—	—	0.03

Income from Continuing Operations—non-GAAP	$108.4	23.4%	$0.58	$0.53	$156.3	28.5%	$0.84	$0.77	$68.1	19.8%	$0.37	$0.35

GAAP and Non-GAAP Weighted Average Common Shares—Basic	187.4				186.6				185.1
GAAP Weighted Average Common Shares—Diluted	229.2				229.6				221.9
Exclude dilutive shares from convertible note	(21.9)				(22.3)				(19.5)

Non-GAAP Weighted Average Common Shares—Diluted (5)	207.3				207.3				202.4

(1) Actuarial loss recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.

(2) Restructuring and other, net consists of (in millions):
	Quarter Ended
	September 30, 2012				July 1, 2012				October 2, 2011
Employee Severance	$0.7				$0.3				$0.1
Contingent Consideration Fair Value Adjustment	—				(6.5)				—
Acquisition Costs	—				—				1.3

	$0.7				$(6.3)				$1.5

(3) For the quarters ended September 30, 2012 and July 1, 2012, adjustment to record income tax provision on a cash basis.

(4) For the quarters ended September 30, 2012, July 1, 2012 and October 2, 2011, Interest and Other included non-cash convertible debt interest.

(5)     For the quarters ended September 30, 2012, July 1, 2012 and October 2, 2011, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 16.8 million, 17.3 million and 13.5 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of $2.3 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Nine Months Ended
	September 30, 2012	% of Net Revenues			October 2, 2011	% of Net Revenues
Net Revenues	$1,408.4				$1,132.1
Gross Profit—GAAP	$760.6	54.0%			$577.9	51.0%
Inventory Step-Up	6.1	0.4%			—	—
Pension Mark-to-Market adjustments (1)	1.2	0.1%			1.1	0.1%

Gross Profit—Non-GAAP	$767.9	54.5%			$579.0	51.1%

Income from Operations—GAAP	$312.0	22.2%			$241.6	21.3%
Acquired intangible asset amortization	55.3	3.9%			21.3	1.9%
Inventory Step-Up	6.1	0.4%			—	—
Pension Mark-to-Market adjustments (1)	5.0	0.4%			4.2	0.4%
Restructuring and other, net (2)	(7.4)	-0.5%			3.2	0.3%

Income from Operations—non-GAAP	$371.0	26.3%			$270.3	23.9%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	September 30, 2012	% of Net Revenues	Basic	Diluted	October 2, 2011	% of Net Revenues	Basic	Diluted
Income from Continuing Operations—GAAP	$233.6	16.6%	$1.25	$1.02	$214.7	19.0%	$1.16	$0.94
Acquired intangible asset amortization	55.3	3.9%	0.30	0.27	21.3	1.9%	0.12	0.10
Income Tax adjustment (3)	22.2	1.6%	0.12	0.11	—	—	—	—
Interest and other (4)	10.2	0.7%	0.05	0.05	8.9	0.8%	0.05	0.04
Inventory Step-Up	6.1	0.4%	0.03	0.03	—	—	—	—
Pension Mark-to-Market adjustments (1)	5.0	0.4%	0.03	0.02	4.2	0.4%	0.02	0.02
Restructuring and other, net (2)	(7.4)	-0.5%	(0.04)	(0.04)	3.2	0.3%	0.02	0.02
Convertible share adjustment (5)	—	—	—	0.14	—	—	—	0.14

Income from Continuing Operations—non-GAAP	$325.0	23.1%	$1.74	$1.60	$252.3	22.3%	$1.36	$1.26

GAAP and Non-GAAP Weighted Average Common Shares—Basic	186.6				185.1
GAAP Weighted Average Common Shares—Diluted	230.0				228.1
Exclude dilutive shares from convertible note	(22.4)				(21.9)

Non-GAAP Weighted Average Common Shares—Diluted (5)	207.6				206.2

(1) Actuarial loss recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.

(2) Restructuring and other, net consists of:
	Nine Months Ended
	September 30, 2012				October 2, 2011
Contingent Consideration Fair Value Adjustment	$(8.4)				$—
Employee Severance	1.0				1.3
Acquisition Costs	—				1.3
Non-U.S. Pension Settlement	—				0.9
Facility Related	—				(0.4)

	$(7.4)				$3.2

(3) For the nine months ended September 30, 2012 adjustment to record income tax provision on a cash basis.

(4) For the nine months ended September 30, 2012 and October 2 , 2011, Interest and Other included non-cash convertible debt interest.

(5)  For the nine months ended September 30, 2012 and October 2, 2011, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 17.5 million and 16.7 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of approximately $7.0 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2012 guidance:
GAAP and Non-GAAP fourth quarter revenue guidance:	$235 million	to	$260 million
GAAP loss from continuing operations per diluted share	$(0.12)		$(0.05)
Exclude acquired intangible asset amortization	0.10		0.10
Exclude non-cash convertible debt interest	0.02		0.02
Exclude non-cash income tax benefit	(0.04)		(0.02)

Non-GAAP (loss) income from continuing operations per diluted share	$(0.04)		$0.05

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations